UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2009

Brush Engineered Materials Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 2, 2009, Brush Engineered Materials Inc. (the "Company") and certain of its subsidiaries entered into a Consignment Agreement (the "Consignment Agreement") with Canadian Imperial Bank of Commerce (the "Gold Consignor") and CIBC World Markets Inc. (the "Copper Consignor"). The Consignment Agreement matures on September 30, 2010 and provides for a $25 million committed gold consignment facility from the Gold Consignor and a $25 million committed copper consignment facility from the Copper Consignor.

The obligations under the Consignment Agreement bear interest at a floating rate or a fixed rate at the option of the Company. The Consignment Agreement contains representations, warranties and covenants that are customary for agreements of this type and that are of the same nature as those contained in the Company’s other committed base and precious metal consignment arrangements. Among other things, the covenants in the Consignment Agreement limit the Company’s and its subsidiaries’ ability to incur additional indebtedness; create certain liens; merge or consolidate with certain other entities; declare dividends or make distributions, stock repurchases or other restricted payments; and engage in certain affiliate transactions. In addition, the Consignment Agreement requires the Company and its consolidated subsidiaries to maintain a maximum leverage ratio and a minimum fixed charge coverage ratio. The Consignment Agreement also contains certain customary events of default, including, but not limited to, the failure to make required payments, the material breach of a representation or warranty, the failure to observe certain covenants or agreements and the occurrence of bankruptcy and other insolvency events. The Consignment Agreement is secured by the consigned gold and copper, the inventory containing any gold and copper and the proceeds of such metals and inventory.

Additionally, on October 2, 2009, the Company entered into an amendment (the "Amendment") to its Second Amended and Restated Precious Metals Agreement with The Bank of Nova Scotia (the "Metal Agreement"). The Amendment gives the Company and its subsidiaries additional flexibility to have increased outstanding obligations under new and existing agreements for the procurement of gold, silver, platinum, palladium, rhodium and other precious and base metals (whether styled as debt, leases, consignments or otherwise).

The Consignment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

4.1 Third Amendment to Second Amended and Restated Precious Metals Agreement, dated as of October 2, 2009.
10.1 Consignment Agreement, dated as of October 2, 2009.

The foregoing descriptions of the Consignment Agreement and the Amendment are qualified in their entirety by reference to the full text of the applicable agreement, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brush Engineered Materials Inc.

October 8, 2009	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

4.1	Third Amendment to Second Amended and Restated Precious Metals Agreement, dated as of October 2, 2009
10.1	Consignment Agreement dated as of October 2, 2009